Exhibit 99.2

Investment Portfolio As of June 30, 2012

Investment Portfolio ASSETS: INVESTMENT PORTFOLIO (PERIOD END 06/30/12) Government/Agency Structured Securities Unsecured Credit Treasuries Agency debentures Agency mortgages Small Business Administration loans OECD governments FFELP Student Loans Asset-backed securities (ABS) Mortgage-backed securities (MBS) Commercial mortgage-backed securities (CMBS) Covered bonds Corporate bonds Municipals $53 billion $46 billion $15 billion Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred. OECD=Organization for Economic Cooperation and Development FFELP=Federal Family Education Loan Program 2

STATE STREET.

Investment Portfolio

INVESTMENT PORTFOLIO DETAIL (PERIOD END 06/30/12)

- 88.5% AAA / AA rated
- Constructed to perform well through periods of economic weakness
- Unrealized after-tax available for sale (AFS) & held to maturity (HTM) mark to market (MTM) loss = $(0.054)B(1)
- Assets selected using rigorous credit process
- Diversified by asset class and geography

US$ in billions	US Treasuries & Agencies (2)	AAA	AA	A	BBB	<BBB	Not Rated(3)	Total	Unrealized After-tax MTM Gain/(Loss) ($M)
06/30/12	$35.1	$44.0	$22.2	$8.2	$2.7	$2.1	$0.1	$114.4	$(54)
	30.7%	38.4%	19.4%	7.2%	2.4%	1.8%	0.1%	100.0%	
12/31/11	$32.6	$49.9	$15.5	$7.0	$2.5	$2.2	$0.1	$109.8	$(374)
	29.7%	45.4%	14.1%	6.4%	2.3%	2.0%	0.1%	100.0%	
12/31/10		$74.8	$10.6	$5.5	$2.3	$1.9	$0.2	$95.3	$(504)
		78.5%	11.1%	5.8%	2.4%	2.0%	0.2%	100.0%	
12/31/09		$67.9	$11.3	$6.8	$3.5	$7.5	$0.3	$97.3	$(2,286)
		69.7%	11.6%	7.0%	3.6%	7.8%	0.3%	100.0%	
12/31/08		$62.0	$8.8	$3.9	$2.9	$0.8	$0.4	$78.8	$(6,316)
		78.6%	11.1%	4.9%	3.7%	1.1%	0.6%	100.0%	

Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred.

(1) At 06/30/12: After-tax Unrealized MTM Gain/(Loss) includes after-tax unrealized gain on securities available for sale of $94 million, after-tax unrealized gain on securities held to maturity of $78 million and after-tax unrealized loss primarily related to securities transferred from available for sale to held to maturity of $(226) million.
(2) Beginning in August 2011, US Treasuries and Agencies/Agency MBS became split rated – AAA by Moody's and AA by S&P. For dates after August 2011, these securities are classified separately in the table above and not included in either the AAA or AA classifications.
(3) Certain securities previously categorized as Not Rated, are now included in the AAA category, based on Moody's/S&P ratings.

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STATE STREET

Investment Portfolio

HOLDINGS BY ASSET CLASS (PERIOD END 06/30/12)

Investment	Ratings [1]							Book Value	Book Value	Unrealized After-tax MTM Gain/(Loss)	Fixed Rate/
	UST/AGY	AAA	AA	A	BBB	<BBB	Not Rated	($B)	(% Total)	($M)	Floating Rate
Government/Agency securities	41%	54%	5%	—	—	—	—	3.1	2.7	19	71% / 29%
Asset-backed securities	—	63%	28%	6%	1%	2%	—	53.6	46.9	(575)	3% / 97%
Mortgage-backed securities	93%	2%	—	2%	1%	2%	—	36.4	31.8	245	84% / 16%
Commercial mortgage-backed securities	2%	75%	8%	12%	2%	1%	—	5.2	4.6	43	72% / 28%
Corporate bonds	—	1%	12%	58%	29%	—	—	5.7	5.0	131	96% / 4%
Covered bonds	—	100%	—	—	—	—	—	0.8	0.7	4	19% / 81%
Municipal bonds	—	11%	71%	14%	3%	—	1%	4.4	3.8	115	98% / 2%
Clipper tax-exempt bonds/other	—	51%	47%	—	—	—	2%	5.2	4.5	(36)	30% / 70%
TOTAL PORTFOLIO	31%	38%	19%	7%	3%	2%	0%	114.4	100.0	(54)[2]	43% / 57%

Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred.

(1) US Treasuries and Agencies/Agency MBS are split rated - AAA by Moody's and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications.

(2) At 06/30/12: After-tax Unrealized MTM Gain/(Loss) includes after-tax unrealized gain on securities available for sale of $94 million, after-tax unrealized gain on securities held to maturity of $78 million and after-tax unrealized loss primarily related to securities transferred from available for sale to held to maturity of $(226) million.

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Investment Portfolio ASSET-BACKED SECURITIES HOLDINGS (PERIOD END 06/30/12) Ratings (1) Investment UST/AGY AAA AA A BBB <BBB Not Rated Book Value ($B) Book Value (% Total) Unrealized After-tax MTM Gain/(Loss) ($M) Student Loans — 27% 69% 3% — 1% — 17.3 32.3 (347) Credit Cards — 98% — 1% 1% — — 11.6 21.6 30 Auto/Equipment — 99% — 1% — — — 4.1 7.7 4 Foreign RMBS — 79% 9% 11% — 1% — 14.9 27.8 (76) CLOs — 52% 43% 4% — 1% — 3.4 6.3 40 Sub-Prime — 5% 18% 18% 13% 46% — 1.7 3.2 (219) HELOC — — 21% — — 79% — 0.1 0.2 (11) Other — — 25% 37% 36% 2% — 0.5 0.9 4 TOTAL ABS — 63% 28% 6% 1% 2% — 53.6 100.0 (575) Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred. (1) US Treasuries and Agencies/Agency MBS are split rated - AAA by Moody’s and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications. RMBS = Residential Mortgage Backed Securities; CLO = Collateralized Loan Obligation; HELOC = Home Equity Line of Credit 5

Investment Portfolio MORTGAGE-BACKED SECURITIES HOLDINGS (PERIOD END 06/30/12) Ratings (1) Investment UST/AGY AAA AA A BBB <BBB Not Rated Book Value ($B) Book Value (% Total) Unrealized After-tax MTM Gain/(Loss) ($M) Agency MBS 100% — — — — — — 33.7 81.0 294 Non-Agency MBS — 29% 5% 27% 8% 31% — 2.7 6.5 (49) CMBS 2% 75% 8% 12% 2% 1% — 5.2 12.5 43 TOTAL MBS 82% 11% 1% 3% 1% 2% — 41.6 100.0 288 (1) US Treasuries and Agencies/Agency MBS are split rated - AAA by Moody’s and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications. 6

Investment Portfolio NON-US INVESTMENT SUMMARY (PERIOD END 06/30/12) Non-US Investments: Ratings AAA 79.9% AA 7.2% A 9.7% BBB 2.5% BB 0.6% <BB 0.1% NR 0.0% Non-US Investments: Asset Class ABS: FRMBS 56.1% ABS: All Other 22.8% CMBS 0.1% Corp 5.4% Cov'd 3.0% Other 5.7% Gov't/Agency 6.9% June 30, 2012 Book Value ($B) Average Rating Book Value ($B)  Gov’t/ Agency (1) ABS FRMBS ABS All Other Corporate Bonds Covered Bonds Other United Kingdom 11.3 AAA - 8.6 2.2 0.3 0.2 - Australia 6.0 AA - 2.7 1.4 0.2 0.2 1.5 Netherlands 3.0 AAA - 2.7 0.2 0.1 - - Canada 2.0 AAA 1.7 - - 0.3 - - Germany 1.8 AAA - - 1.8 - - - France 0.9 AAA - - 0.5 0.2 0.2 - Italy 0.4 A - 0.2 - 0.2 - - Spain 0.3 A - 0.3 - - - - Belgium 0.2 AAA - 0.2 - - - - Japan 0.1 AA 0.1 - - - - - Finland 0.1 AAA - - - - 0.1 - Ireland 0.1 BB - 0.1 - - - - Portugal 0.1 BBB - 0.1 - - - - Other 0.3 A - - - 0.2 0.1 - Non-US Investments (2) 26.6 1.8 14.9 6.1 1.5 0.8 1.5 US Investments 87.8 Total Portfolio 114.4 (1) Sovereign debt is reflected in the government agency column. (2) Country of collateral except for Corporates, where country of issuer is used. Excludes equity securities of approximately $0.1 billion. 7